Exhibit 14.(a).1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-149175) of Alon Holdings Blue Square-Israel Ltd. (the "Company”), of our report dated April 30, 2012, relating to the financial statements of the Company and the effectiveness of internal control over financial reporting, which appears in this Form- 20F.

Haifa, Israel	/s/ Kesselman & Kesselman
April 30, 2012	Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited